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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

Computer Horizons Corp.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-7282 (Commission File Number)	13-2638902 (IRS Employer Identification No.)
49 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046-1495 (Address of principal executive offices)

Registrant's telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Item 5    Other Events and Required FD Disclosure.

        On April 1, 2004, Computer Horizons Corp. issued a press release announcing that its subsidiary, RGII Technologies, Inc., has acquired all of the common stock of Automated Information Management, Inc.

Item 7    Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Not applicable.

  (b)
  Not applicable.

  (c)
  Exhibits

  99.1
  Press Release of Computer Horizons Corp. dated April 1, 2004 announcing that its subsidiary, RGII Technologies, Inc., has acquired all of the common stock of Automated Information Management, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: April 2, 2004

COMPUTER HORIZONS CORP.
By:	/s/ WILLIAM J. MURPHY William J. Murphy Chief Executive Officer and President

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  Item 5 Other Events and Required FD Disclosure.
  Item 7 Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES